UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On November 17, 2015, the Board of Directors of Rock Creek Pharmaceuticals, Inc. (the “Company”) appointed Robert W. Scannell to the Board of Directors to serve until the Company’s next annual stockholder meeting or until his successor is elected and qualified. The Board of Directors has determined that Mr. Scannell is an “independent” director under the rules of the NASDAQ Stock Market, although he has not yet been appointed to any standing committees of the Board of Directors.

Mr. Scannell, age 57, is a co-founder and has been a General Partner, since October 2014, of Iaso Advisors, LLC, an investment fund that invests in healthcare assets. Mr. Scannell was the founder and a General Partner, from October 1994 to October 2014, of Tradewinds Investment Management, LP, an investment fund that for the past 20 years has managed numerous funds investing in emerging markets, distressed businesses, and deep-value strategies. Prior to founding Tradewinds, Mr. Scannell spent 8 years in Institutional Sales at Merrill Lynch Capital Markets. He holds a BA and MBA from Penn State University, a JD from Concord Law School, and is a CFA charter holder. He also sits on the boards of Chalkzen, Inc. and Mobiplex, Inc., both of which are privately held technology companies.

There is no arrangement or understanding between Mr. Scannell and any other person pursuant to which Mr. Scannell was selected as a director of the Company.

Compensation of New Director

In connection with his appointment to the Board of Directors as an independent director and as provided under the Company’s current independent director compensation program, Mr. Scannell received options, under the Company’s Third Amended and Restated 2008 Incentive Award Plan, as amended (the “2008 Plan”), to purchase up to 2,000 shares of the Company’s common stock, 50% of which will be exercisable after one year from the date of grant and 100% of which will be exercisable after two years from the date of grant. In addition, under the current independent director compensation program, Mr. Scannell (as an independent director) will be eligible to receive additional options to purchase 2,000 shares of stock on each anniversary of his initial election to the Board of Directors. Such additional options will be immediately exercisable.

As an independent director, Mr. Scannell will be compensated in accordance with the Company’s current compensation policies for independent directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission. Under the Company’s current compensation policies, Mr. Scannell will receive a payment of $4,500 for participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day.

Other Transactions

During the past two years, Feehan Partners, LP (“Feehan”), a family limited partnership controlled by Mr. Scannell, entered into several equity purchase transactions with the Company, as follows:

On May 8, 2015, Feehan entered into a Securities Purchase Agreement with the Company pursuant to which Feehan purchased 77,590 shares of the Company’s common stock at a purchase price of $3.00 per share, for a total of $232,770. In connection with this transaction, Feehan received a warrant to purchase 69,831 shares of the Company’s common stock. The warrant, which has an exercise price of $3.00 per share, is exercisable beginning on May 8, 2019 and expires on May 8, 2022.

On January 28, 2015, Feehan entered into a Securities Purchase and Registration Rights Agreement with the Company pursuant to which Feehan purchased 12,006 shares of the Company’s common stock at a purchase price of $3.75 per share, for a total of approximately $45,024. In connection with this transaction, Feehan also received a warrant to purchase 6,003 shares of the Company’s common stock at an exercise price of $3.75 per share. These warrants are exercisable beginning on January 28, 2015 and expire on January 27, 2022.

On August 8, 2014, Feehan entered into a Securities Purchase and Registration Rights Agreement with the Company pursuant to which Feehan purchased 50,000 shares of the Company’s common stock at a price of $10.00 per share, for a total of $500,000. In connection with this transaction, Feehan also received a warrant to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $25.00 per share. The warrants will expire on the seventh anniversary of the date of grant.

On August 8, 2014, Feehan entered into a loan agreement with the Company pursuant to which Feehan agreed to loan the Company up to $1,750,000 contingent on certain conditions. No funds were borrowed by the Company under such loan agreement prior to the expiration thereof. In connection with this loan agreement, Feehan received a warrant to purchase 7,000 shares of the Company’s common stock at an exercise price of $25.00 per share (after giving effect to the Company’s April 2015 reverse stock split).

The foregoing share numbers are and share-related information is adjusted for the Company’s April 2015 1-for-25 reverse stock split.

Appointment of Officer

Effective November 23, 2015, the Board of Directors appointed William L. McMahon, who was serving as the Company’s Interim Chief Financial Officer and Treasurer, as the Company’s Chief Financial Officer, Treasurer, and Secretary.

There is no arrangement or understanding between Mr. McMahon and any other person pursuant to which Mr. McMahon was selected as an officer of the Company, and there are no transactions in which Mr. McMahon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. McMahon’s starting salary is $180,000 per year, subject to review and adjustment by the Board of Directors. In addition, Mr. McMahon is eligible to receive a bonus of up to 30% of his yearly base salary, based upon criteria to be determined by the Chief Executive Officer and the Compensation Committee of the Board of Directors. Mr. McMahon is also entitled to receive health insurance, sick pay, vacation time of 4 weeks per year, and other benefits available to the Company’s employees. Mr. McMahon may also have the opportunity to participate in the Company’s stock option program in the future, as determined by the Board of Directors or the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: November 23, 2015